Continental and Aurora Partner to Realize Commercially Scalable Autonomous Trucking Systems

•Exclusive partnership to make future generations of Aurora’s flagship integrated hardware and software systems commercially scalable
•Industry-first hardware-as-a-service business model by Continental, based on mileage driven expected to be introduced in the U.S. in 2027
•Continental CEO Nikolai Setzer: “Continental demonstrates its leading technology expertise by industrializing the first commercially scalable autonomous trucking systems. Together with Aurora, we take a crucial step towards autonomous mobility”
•Aurora CEO Chris Urmson: “Delivering autonomous vehicles at scale has the potential to dramatically transform modern transportation, bringing new accessibility, safety and efficiency to the movement of goods and people”
Frankfurt, Germany/Pittsburgh, Pa., April 27, 2023 - The technology companies Continental and Aurora Innovation, Inc. have entered into an exclusive partnership to deliver the first commercially scalable generation of Aurora’s flagship integrated hardware and software system, the Aurora Driver. The organizations will jointly design, develop, validate, deliver, and service the scalable autonomous system for the trucking industry. The system is expected to be available for carriers and commercial fleet operators across the U.S. and to help reduce costs to facilitate broader adoption. Continental will leverage its decades of experience in systems development for safer, more reliable automotive solutions to industrialize the Aurora Driver and deliver the entire hardware set as well as a new fallback system. In the unlikely event of a failure in the primary autonomy system, the fallback system is designed to ensure a driverless truck can continue the driving task until it reaches a safe position. Additionally, Continental will manage the complete lifecycle of its supplied autonomous hardware kits for the Aurora Driver, from the manufacturing line to decommissioning. The first start of production is expected in 2027, following the expected launch of Aurora Horizon, Aurora’s subscription trucking service underpinned by the Aurora Driver, in 2024.
“At Continental, we are proud to demonstrate our leading technology expertise by being responsible for the development, manufacturing and implementation of the autonomous driving system kits and the fallback path for Aurora’s autonomy system,” said Nikolai Setzer, CEO of Continental. “In this exclusive partnership, we bundle our systems competence with Aurora’s industry-leading autonomous technology for our common goal to jointly realize the first commercially scalable autonomous trucking systems. A crucial step towards autonomous mobility.”

“Delivering autonomous vehicles at scale has the potential to dramatically transform modern transportation, bringing new accessibility, safety and efficiency to the movement of goods and people,” said Chris Urmson, co-founder and CEO at Aurora. “Continental's legacy in development and industrialization of automated driving systems, combined with its commitment to transform transportation make it an ideal partner for Aurora. Their depth of expertise will be pivotal to scaling Aurora’s autonomous trucking service, Aurora Horizon.”
Increased safety, reduced fuel consumption and quicker delivery times
Given the continued strain on the global supply chain, autonomous trucking solutions have the potential to help meet today’s growing demand and ease the strain currently experienced worldwide. Autonomously powered trucks have the ability to operate around the clock opening up the possibility for cargo between Dallas and Los Angeles (comparable to Berlin to Madrid) to be delivered within less than 24 hours. As a result, fuel consumption can potentially be reduced by around ten percent, while the delivery time can be shortened up to three times compared to that of a human driver. With more than 1.35 million annual global deaths on roadways according to the World Health Organization, autonomous vehicles represent an opportunity to transform travel safety for millions of individuals and the transportation of millions of goods. Through this joint work, Continental and Aurora are committed to improving safety, delivering scalable and predictable driving capacities via the Aurora Driver, as well as enhancing efficiency with higher utilization.
Autonomous trucking system – the implementation
In this first-of-its-kind partnership, Continental will be responsible for the autonomous driving system kits which will leverage a wide spectrum of Continental’s extensive automotive product portfolio from sensors, automated driving control units (ADCU), high performance computers (HPC), telematics units, and more, to the complete fallback system which covers the full chain of effects. Continental will integrate these hardware components into pods which will be supplied to Aurora’s vehicle manufacturing partners. This will advance the product offering for autonomous trucking customers.
Frank Petznick, head of the Autonomous Mobility Business Area, which will implement Continental's contributions to the partnership with Aurora: “Continental and Aurora will bring the commercial freight market, limited by supply chain constraints in many markets of the world, to a new service level. The first commercially scalable autonomous trucking system provides exciting opportunities for passenger transportation in the coming years and paves the way for broad adoption of autonomous mobility.”

Industry's first hardware-as-a-service business model
Continental and Aurora have agreed upon a hardware-as-a-service business relationship, based on mileage driven, to deliver safe, reliable, uptime-optimized and commercially scalable autonomous driving systems to customers through the Aurora Horizon platform. Aurora Horizon was developed to offer a safer, more reliable, predictable, and cost-efficient driver service to supplement human driver supply. Using this service, carriers and fleet operators will be able to better utilize the potential of their vehicle fleets, scale business on demand and help address today’s driver shortage.
Continental and Aurora plan to provide this scalable solution to Aurora's vehicle manufacturing partners. Continental parts are expected to be produced and assembled in its newly built manufacturing facility in New Braunfels, Texas, as well as others across the company’s global footprint.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the United States federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to: those statements around Aurora’s and Continental’s ability to develop, bring to market, manufacture, and scale, autonomous systems and related products and services on the timeframe we expect or at all; statements relating to anticipated market demand for, and cost efficiencies resulting from, autonomous trucking solutions; and statements regarding the impact of autonomous driving systems on customer operations. These statements are based on the current assumptions of Aurora’s and Continental’s management and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual performance or achievements to be materially different from any future performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (SEC) on February 21, 2023, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect Aurora’s and Continental’s beliefs and assumptions only as of the date of this press release. Aurora and Continental undertake no obligation to update forward-looking statements to reflect future events or circumstances.
About Continental
Continental develops pioneering technologies and services for sustainable and connected mobility of people and their goods. Founded in 1871, the technology company offers safe, efficient, intelligent and affordable solutions for vehicles, machines, traffic and transportation. In 2021, Continental generated sales of €33.8 billion and currently employs more than 190,000 people in 58 countries and markets. On October 8, 2021, the company celebrated its 150th anniversary.
About Aurora
Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly to make transportation safer, increasingly accessible, and more reliable and efficient than ever before. The Aurora Driver is a self-driving system designed to operate multiple vehicle types, from freight-hauling semi-trucks to ride-hailing passenger vehicles, and underpins Aurora Horizon and Aurora Connect, its driver-as-a-service products for trucking and ride-hailing. Aurora is working with industry leaders across the transportation ecosystem, including Toyota, FedEx, Volvo Trucks, PACCAR, Uber, Uber Freight, U.S.

Press contact

Jennifer Thevessen
Media Spokesperson and Topic Manager Autonomous Mobility
Continental, Global
Phone: +49 69 7603 7 2233
Email: jennifer.thevessen@continental.com
Jesse Caputo
Director of External Communications
Aurora
Phone: +1 516 815 2836
Email: press@aurora.tech

Mary Arraf
Head of Communications Automotive
Continental, North America
Phone: +1 248 766-9241
Email: mary.arraf@continental.com

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